THE PRESTIGE GROUP.NET, INC.
                   4610 SO. ULSTER STREET
                          SUITE 150
                   DENVER, COLORADO 80237
                  TELEPHONE (720) 528-7303
                     FAX (720) 851-8905

                        PRESS RELEASE

Contact Person:  Douglas G. Gregg,  President

Symbol:   OTCBB: PGPN


   THE PRESTIGE GROUP.NET, INC. SIGNS LETTER OF INTENT TO
          ACQUIRE WALL STREET MORTGAGE CORPORATION

Denver Colorado, September 10, 2002 - Douglas G. Gregg, President of The Prestige Group.Net Inc. (OTCBB: PGPN) announced today that it has entered into a letter of intent to acquire all of the capital stock of Wall Street Mortgage Corporation, in Dallas, Texas, while doing business in 5 states, is well managed and profitable. Terms and conditions were not announced.

Boyd Bassham, President of Wall Street Mortgage said, "The company is well suited to perform satisfactorily in any mortgage climate as our production is comprised of both entry level borrowers as well as luxury home buyers." He further stated, "As of August 31, 2002, Wall Street Mortgage had an increase of approximately 35% in originations, and fundings, as compared to the year prior, and the company is profitable. Current record low interest rates based on the Federal Reserve cuts have fueled the mortgage loan business in general with even higher revenues, and higher profits. We are looking forward to joining The Prestige Group management team."

Mr. Gregg said, "Wall Street Mortgage Corporation, is a mortgage banker/broker specializing in originating, processing, underwriting, and funding residential mortgage loans. The company is profitable, and has been in business since 1996. The Prestige Group is aggressively pursuing an acquisition plan that fits our new corporate direction, which is becoming a financial services holding company utilizing the latest in technology. The acquisition of Wall Street Mortgage fits our growth strategy and meets our criteria as a business operating profitably with experience management. We expect Wall Street Mortgage will be a great addition to The Prestige Group.


  A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of The Prestige Group.Net, Inc. with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.